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                                                                    EXHIBIT 99.8



                                                                    ANNUAL GRANT


                           ONYX ACCEPTANCE CORPORATION
                    NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                             AUTOMATIC STOCK OPTION

               Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Onyx Acceptance Corporation (the "Corporation"):

               Optionee:________________________________________________________
               Grant Date:______________________________________________________
               Exercise Price:  $_______________________per share
               Number of Option Shares: 7,000 shares
               Expiration Date:_________________________________________________
               Type of Option:      Non-Statutory Stock Option
               Date Exercisable: Immediately Exercisable

               Vesting Schedule: The Option Shares shall be unvested and subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right will accordingly lapse with respect to, the Option Shares in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each month of service as a member of the Corporation's Board of Directors (the "Board") over the twelve
               (12)-month period measured from the Grant Date. In no event shall any additional Option Shares vest after Optionee's cessation of Board service.

               Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the Onyx Acceptance Corporation 1996 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A.


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               Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

               REPURCHASE RIGHT. OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO A REPURCHASE RIGHT EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHT SHALL BE SPECIFIED IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

               No Impairment of Rights. Nothing in this Notice or the attached Automatic Stock Option Agreement or in the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation and the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

               Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

______________________, 199__
        Date


                                       ONYX ACCEPTANCE CORPORATION


                                       By:______________________________________

                                       Title:___________________________________



                                       _________________________________________
                                       OPTIONEE

                                       Address:_________________________________

                                       _________________________________________


ATTACHMENTS
Exhibit A - Automatic Stock Option Agreement
Exhibit B - Plan Summary and Prospectus



                                       2.
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                                    EXHIBIT A

                        AUTOMATIC STOCK OPTION AGREEMENT



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                                    EXHIBIT B

                           PLAN SUMMARY AND PROSPECTUS